Exhibit (c) (22)

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

DI SCUSSI ON M A T E RI A L S

October 18, 2012

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information has been filed separately with the Securities and Exchange Commission (the “SEC”).

ST RI C T L Y PRI VAT E A ND CO NF I D ENTI AL

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities.

DISCUSSION MATERIALS

DENALI J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Executive summary

Denali’s business has been challenged over the past two years due to a weak economic backdrop and rapidly shifting market trends

Given current industry outlook, there is a significant likelihood of continued earnings volatility in the quarters ahead

Investors are materially discounting future EUC performance

Limited domestic cash flow and firepower combined with ongoing integration activities should limit additional opportunities for transformative M&A activity over the near-term

A leveraged buyout of Denali could be feasible under current market conditions but may have limited value upside

Other strategic and operational alternatives exist to inflect value and should be fully explored

A separation strategy, while facing operational and execution challenges, could unlock significant potential value and merits further review

DISCUSSION MATERIALS

DENALI J.P.Morgan

1

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Denali's operating performance vs. peers

Select operating metrics

Segment	Company	CY11A rev. growth[1]	CY12E rev. growth[1]	CY13E rev. growth[1]	CY13E EBIT mgn.	CY12-14E EPS CAGR
	Denali (Mgmt)[2]	(0.1)%	(9.8)%	1.7%	7.0%	13.4%
	Denali (Street)	(0.1)%	(9.2)%	(3.1)%	7.0%	2.5%
	hp	(0.4)%	(5.9)%	(3.8)%	8.5%	(8.9)%
EUC	Lenovo	35.5%	19.8%	14.0%	2.3%	21.9%
EUC	Asus	(10.9)%	8.9%	13.3%	5.1%	7.9%
EUC	acer	(24.4)%	(1.8)%	7.5%	1.2%	59.4%
EUC		Median: (10.9%) Segment: (1.2%)[3] / 53.6%[4]	Median: 8.9% Segment: (13.8%)[3] / 49.8%[4]	Median: 13.3% Segment: 0.9%[3] / 48.2%[4]	Median: 2.3% Segment: 2.5%[5]	Median: 21.9%
S&P	Insight	9.9%	3.6%	3.0%	3.1%	8.4%
S&P	Ingram Micro	5.0%	(0.6)%	2.6%	1.4%	12.2%
S&P	Tech Data	8.7%	(5.6)%	2.0%	1.4%	8.6%
S&P	Avnet	9.7%	(4.6)%	1.4%	3.2%	10.4%
S&P		Median: 9.2% Segment: 0.4%[3] / 16.5%[4]	Median: (2.6%) Segment: (9.9%)[3] / 16.0%[4]	Median: 2.3% Segment: 2.0%[3] / 15.7%[4]	Median: 2.2% Segment: 8.4%[5]	Median: 9.5%
Enterprise	EMC	16.0%	9.8%	10.6%	22.2%	21.9%
Enterprise	Microsoft	7.7%	5.8%	7.6%	37.8%	29.9%
Enterprise	NetApp	13.3%	2.8%	7.0%	10.4%	29.8%
Enterprise	Cisco	5.4%	4.5%	4.9%	25.3%	11.9%
Enterprise	Oracle	18.6%	1.2%	4.7%	46.5%	10.2%
Enterprise	IBM	6.8%	(1.6)%	2.7%	22.5%	10.2%
Enterprise		Median: 10.5% Segment: 3.8%[3] / 16.6%[4]	Median: 3.6% Segment: 2.8%[3] / 18.4%[4]	Median: 5.9% Segment: 7.9%[3] / 19.0%[4]	Median: 23.9% Segment: 4.8%[5]	Median: 16.9%
Services	Wipro	18.5%	18.1%	11.7%	17.0%	11.6%
Services	xerox	(0.6)%	(0.3)%	1.5%	9.4%	5.8%
Services	csc	(1.0)%	(2.1)%	(0.4)%	5.1%	11.7%
Services		Median: (0.6%) Segment: 8.5%[3] / 13.4%[4]	Median: (0.3%) Segment: 2.3%[3] / 14.8%[4]	Median: 1.5% Segment: 4.1%[3] / 14.8%[4]	Median: 9.4% Segment: 28.5%[5]	Median: 11.6%
Software	bmcsoftware	5.8%	4.2%	5.3%	28.6%	21.4%
Software	symantec.	5.6%	2.6%	2.6%	22.8%	12.5%
Software	ca	7.0%	1.2%	2.0%	33.4%	10.8%
Software		Median: 5.8% Segment: nm[3] / nm[4]	Median: 2.6% Segment: nm[3] / 1.0%[4]	Median: 2.6% Segment: nm[3] / 2.3%[4]	Median: 28.6% Segment: (1.7%)[5]	Median: 12.5%

Source: Company filings, Company plan, Wall Street research, FactSet as of 10/11/12

Note: Companies sorted by CY2012 – 13E organic revenue growth in descending order; Denali January FYE shown as calendar year; medians exclude Denali and HP; EBIT and EPS include stock-based comp expense but exclude non-recurring items; Insight CY11–13 EPS CAGR shown

[1] Represents organic growth

[2] Revised management plan presented to the Board of Directors on September 21, 2012

[3] Represents segment revenue growth; Historical segment breakdown based on Company filings and projected segment breakdown based on revised management plan presented to the Board of Directors on September 21, 2012

[4] Represents segment revenue contribution based on revised management plan presented to the Board of Directors on September 21, 2012

[5] Represents segment margin based on revised management plan presented to the Board of Directors on September 21, 2012; D&A allocated based on segment revenue contribution to total revenue

DISCUSSION MATERIALS
DENALI
2
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Denali’s historical share price performance

3-year stock price performance

$30.00

$25.00

$20.00

$15.00

$10.00

$5.00

$0.00

Performance

Since SC formation 1-week 3-month 6-month 1-year 2-year 3-year

Denali (25.6%) (3.2%) (22.9%) (42.5%) (42.4%) (32.8%) (39.4%)

HP (29.1%) (3.3%) (26.4%) (43.2%) (44.9%) (65.5%) (69.7%)

NASDAQ (0.9%) (2.8%) 6.4% (0.2%) 17.1% 26.1% 42.6%

12/5/11 Denali discontinues Streak 7 tablet

5/22/12 Denali announces Q1’13 revenue of $14.4bn and EPS of $0.43, below consensus of $14.9bn and $0.46, respectively

8/20/12 Formation of Special Committee

NASDAQ 42.6%

10/3/12 HP’s stock price drops 13% post lowered FY13 EPS guidance (16% below consensus1)

Denali (39.4%)

HP (69.7%)

8/18/11 HP announces:

Fiscal Q3 results (lowers revenue / EPS guidance)

Acquisition of Autonomy

Plans to spin off Personal Systems Group

Discontinuation of webOS devices

8/21/12

Denali announces Q2’13 revenue of $14.5bn, below consensus, and EPS of $0.50, above consensus, and lowers revenue and EPS guidance for Q3’13

Oct 2009 Oct 2010 Oct 2011 Oct 2012

Source: FactSet as of 10/11/12

Note: HP and NASDAQ indexed to Denali’s stock price of $15.42 on 10/12/09

1 Issued EPS guidance of $3.40-$3.60 compared to Street consensus of $4.18

Historical performance versus Street consensus and Board plan

FY11 FY12 FY13

Q1 (Apr) Q2 (Jul) Q3 (Oct) Q4 (Jan) Q1 (Apr) Q2 (Jul) Q3 (Oct) Q4 (Jan) Q1 (Apr) Q2 (Jul)

Revenue

EPS

Results vs. Street

Results vs. plan

Results vs. Street

Results vs. plan

Source: FactSet for Street consensus; Denali Management for plan

DENALI 3 J.P.Morgan

Discussion Materials

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Business forecast – market benchmarking

Comparison of revenue projections

		CAGR '12E-'16E[1]			Comparison		Commentary
	Based on CYE	Denali	IDC	Gartner	IDC	Gartner	
ESG	Servers	4.4%	1.7%	3.0%	↑	↑	▪ Reflects Denali's leading market share ▪ Investment in server product portfolio
ESG	Networking	32.1%	7.3%	2.9%	↑	↑	▪ Subscale segment driven by recent Force10 acquisition
ESG	Storage	10.2%	5.1%	11.2%	↑	↓	▪ Focus on organic growth ▪ Declining EMC relationship (55% of storage revenue in CY09 to 18% in CY11)
	S&P	2.1%	6.6%[2]	4.3%[2]	↓	↓	▪ Growth driven by EUC ▪ Focus on profitability
	EUC	2.5%[1] / 3.0%[3]	4.4%[4]	4.4%[4]	↓	↓	▪ Focus on commercial market (65% of segment revenue) and gross margin performance ▪ HP lowered guidance on 10/3/12 to 0-1% growth for PC business from 2012-2015
	Services	5.1%	4.7%	4.7%	↑	↑	▪ Focus on IT hardware services tied to PC sales
	Software[5]	23.5%	7.3%	7.7%	↑	↑	▪ Subscale business ▪ Driven by acquisitions ▪ Investing for growth

Source: Denali's 9/21 management plan, IDC and Gartner
[1] Based on Denali CAGR from FY13E-FY17E (EUC revenue of $31.6bn in FY17E); [2] Represents worldwide IT spending: IDC 2010-2015 CAGR shown; [3] Denali CAGR from '12E-'15E (FY13E-FY16E); [4] Represents PC market growth across all price segments as of September 2012; [5] 2012 Denali software revenue assumed to be consensus 2012 Quest revenue

DISCUSSION MATERIALS
DENALI
4
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

PC market forecast and Denali considerations

Worldwide PC shipments

Windows 98 Windows 2000 Windows XP Windows Vista iPhone intro Windows 7 iPad intro Windows 8 2012-2015E CAGR

Worldwide shipments (mm)

1200 900 600 500 400 300 200 100 0

HP guidance on October 3rd forecasted 0-1% growth in PC revenue from 2012-2015

Smartphones

PCs

Tablets

JPM1: 21.4%

IDC: 17.6%

Gartner: 7.4%

IDC: 7.0%

JPM1: 2.3%2

MS: 0.4%3

MS: 38.3%3

Gartner: 31.5%

IDC: 23.0%

JPM1: 53.7%2

’95 ’96 ’97 ’98 ’99 ’00 ’01 ’02 ’03 ’04 ’05 ’06 ’07 ’08 ’09 ’10 ’11 ’12E ’13E ’14E ’15E

Estimated PC ASP4: $627 $612 $598 $583

Key takeaways

IDC and Gartner reported that PC shipments in Q3 2012 fell more than 8% from a year earlier, the steepest drop since 2001

Bearish Morgan Stanley forecast expects a flat PC market due to rising cannibalization rates, driven by tablet adoption in Enterprise

IDC expects 7.0% unit shipment growth and 4.5% revenue growth from 2012-2015

Near-term revenue CAGR of 1.3% from 2010-2012

Denali expects revenue growth of 3.0%5 from 2012-2015, with a focus on higher margin mid-to-high price bands

Denali’s gross margins have expanded at the expense of market share with long-term sustainability a key consideration

Worldwide shipments by price band and geography (mm)4

Shipment CAGR

Price band 2006-2011 2012-2015E

$1-$299 43.8% 13.4%

$300-$599 17.5% 7.8%

$600-$999 1.9% 5.7%

$1,000-$1,499 (4.5%) 0.4%

$1,500+ (1.0%) (3.1%)

Total 9.4% 7.0%

Shipment CAGR 2012-2015

Price band U.S. APAC Japan W. Europe ROW

$1-$299 (1.2%) 14.2% 35.6% 49.0% 4.7%

$300-$599 2.2% 10.5% 17.5% 5.7% 8.6%

$600-$999 16.7% 6.0% 5.0% (4.8%) 5.7%

$1,000-$1,499 15.5% 2.5% (9.2%) (13.4%) 2.7%

$1,500+ 12.1% (2.9%) (12.3%) (29.3%) 2.2%

Total 5.6% 9.8% (0.2%) 5.1% 6.7%

350 300 250 200 150 100 50 0

’06 ’07 ’08 ’09 ’10 ’11 ’12E ’13E ’14E ’15E

Historical Forecast

Source: Company filings, Wall Street research, IDC, Gartner, Morgan Stanley

1 Based on J.P. Morgan research estimates; 2 CAGR shown from 2011-2013E (J.P. Morgan estimates only available for 2011-2013E); 3 Based on Morgan Stanley research estimates; 4 Based on IDC estimates (Sept 2012); 5 Based on Denali 2012-2015 revenue CAGR for EUC segment from the 9/21 management plan represents price bands that Denali is primarily focused on, per historical IDC data for FY2012

DISCUSSION MATERIALS

DENALI 5

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

9/21 management plan vs. market-based forecasts

FY14E

Revenue ($bn)

	Market-low case [1]	Consensus [2]	Market-high case [3]	Mgmt [4]
Revenue	$53.2	$57.6	$60.7	$59.9
y/y growth	*(7.1%)*	*0.2%*	*5.0%*	*4.2%*

Gross profit ($bn)

	Market-low case [1]	Consensus [2]	Market-high case [3]	Mgmt [4]
Gross profit	$13.0	$13.0	$13.5	$13.7
Margin	*24.4%*	*22.6%*	*22.3%*	*22.8%*

Operating income ($bn)

	Market-low case [1]	Consensus [2]	Market-high case [3]	Mgmt [4]
Operating income	$3.9	$4.1	$4.5	$4.2
Margin	*7.3%*	*7.0%*	*7.4%*	*7.0%*
EPS	**$1.72**	**$1.79**	**$1.95**	**$1.84**

FY16E

Revenue ($bn)

	Market-low case [1]	Consensus [2]	Market-high case [3]	Mgmt [4]
Revenue	$55.9	$60.5	$65.7	$66.6
13-16E CAGR	*(0.8%)*	*1.7%*	*4.3%*	*5.0%*

Gross profit ($bn)

	Market-low case [1]	Consensus [2]	Market-high case [3]	Mgmt [4]
Gross profit	$13.6	$13.7	$14.6	$15.3
Margin	*24.4%*	*22.6%*	*22.3%*	*23.0%*

Operating income ($bn)

	Market-low case [1]	Consensus [2]	Market-high case [3]	Mgmt [4]
Operating income	$3.4	$4.3	$4.9	$5.3
Margin	*6.0%*	*7.0%*	*7.4%*	*7.9%*
EPS	**$1.53**	**$1.96**	**$2.18**	**$2.42**

Note: Denali is currently covered by 33 research analysts; analysts have updated their forecast models post the Q2 earnings call

[1] Market-low based on Pacific Crest estimates as of 8/21/12; extrapolation for FY15-FY16E assumes 2.5% revenue growth rate based on global GDP estimates, return to perpetuity growth rate of (0.5%) thereafter; Operating income margins stepped down to historical trough over last 5 years of ~6%

[2] Consensus based on Street estimates as of 10/5/12; extrapolation for FY15-FY16E assumes 2.5% revenue growth rate based on global GDP estimates, 2.0% for FY17-FY18E, and 0.5% perpetuity growth rate thereafter, margins held constant as % of revenue

[3] Market-high based on Sterne Agee estimates as of 8/22/12; extrapolation for FY15–16E assumes IDC market estimates for each solutions group, FY17-FY18E assumes management growth and linear interpolation to 2.0% perpetuity growth rate thereafter, margins held constant as % of revenue

[4] Based on Management's revised financial plan as of 9/21/12 stepped down to 2.0% perpetuity growth rate by FY22E

DISCUSSION MATERIALS
DENALI
6
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Preliminary Denali valuation observations

Implied value per share ($ in millions, except per share data)

Trading metrics1 Trading multiples Discounted equity value DCF

$35.00

$30.00

$25.00

$20.00

$15.00

$10.00

$5.00

FY13-14E growth: 2.0%

FY14E EBIT margin: 7.8%

10.8x FY13E EPS of $1.71

$18.32

$9.35

$18.50

$9.00

$17.00

$16.50

$10.25

$10.00

$13.00

$12.50

$7.50

$7.25

$13.50

$7.00

$11.50

$9.50

$19.25

$15.25

$25.75

$19.25

$27.00

$20.00

FY13-14E growth: (2.4%)

FY14E EBIT margin: 7.1%

6.0x CY13E EPS of $1.57

Current share

price: $9.35

Trading metrics

52-week

trading

range

Analyst

price

targets

Trading multiples

EV / EBITDA

3.0-5.5x

FY14E

Consensus

EBITDA

$4,656mm

P / E

4.0-7.0x

FY14E

Consensus

EPS

$1.79

DEV

4.0-7.0x

FY14-15E P / E

Equity cost of

capital: 12.5%

Illustrative DCF

Market - Low

case

FY15-18E Rev.

CAGR: 0.5%

FY18E EBIT

margin: 5.5%

TVGR:

(1.0%)-0.0%

Consensus

FY15-18E Rev.

CAGR: 2.2%

FY18E EBIT

margin: 7.0%

TVGR:

0.0%-1.0%

Discount rate: 9.0%-11.0%

Market - High

case

FY15-18E Rev.

CAGR: 2.8%

FY18E EBIT

margin: 7.4%

TVGR:

1.5%-2.5%

9/21 mgmt

FY15-18E Rev.

CAGR: 3.2%

FY18E EBIT

margin: 7.9%

TVGR:

1.5%-2.5%

Source: Management estimates, Wall Street research, FactSet; market data as of 10/11/12

Note: See supporting pages for detail. All values rounded to nearest $0.25, except 52-week trading range and analyst price targets

1 For reference only

DISCUSSION MATERIALS

DENALI 7

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Leveraged buyout – key feasibility considerations

Domain	Issues	Current perspectives
EUC performance	■ Limited revenue visibility ■ Declining top-line drives negative working capital	■ Near-term trends inform the forecast ■ Meaningful cash flow generation when in growth mode
Tax structuring	■ Tax leakage in repatriation of cash to effect a transaction as well as to efficiently fund debt pay-down	■ An offshore structure is feasible but could result in significant tax leakage for founding shareholder and significantly impact public sector revenues ■ Maintain simple on-shore / U.S. domicile with upfront tax leakage
Liquidity	■ [***] ■ Significant cash / funding needs	■ [***] ■ Min cash requirements to remain high but potential, as private entity, to drive towards lower end of normalized range
DFS	■ Post buy-out funding strategy for DFS ■ Reduction in ratings will reduce earnings contribution from DFS earnings with questionable return for sponsors	■ DFS will require additional parent liquidity ■ Partially mitigated through an ABS structure ■ Offsets potential complexity of executing on a sale or third party partnership

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

DISCUSSION MATERIALS
DENALI
8
J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Leveraged buyout – illustrative financing structure (no inversion and retain DFS)

3.1x leverage, 45%[1] premium ($13.52 / share) to current ($9.35 / share)

Sources and uses ($ in billions)

Sources	Amount	
Excess balance sheet cash	$8.5	A
New ABS	$2.9	
New term loan	$3.1	B
New bonds	$4.0	
Founding shareholder equity	$3.7	D
Southeastern AM equity	$1.8	
New cash equity	$7.5	E
Total sources	$31.5	

Uses	Amount
Equity purchase price	$24.1
Refinance existing debt	$4.3
Repatriation taxes	$2.8
Fees and expenses	$0.4
Total uses	$31.5

Pro forma capitalization ($ in billions)

					xLTM EBITDA[2]	
	Amount		% cap	Pricing	ex. SBC	w/ SBC
Cash	$5.5	A				
New ABS	$2.9		10%	L+270	0.60x	0.65x
New term loan	$3.1	B	11%	L+350	0.63x	0.68x
New bonds	$4.0		14%	7.00%	0.82x	0.89x
Total new debt	$10.0		35%		2.05x	2.22x
Existing rolled debt	$5.3	C	19%	4.23%	1.09x	1.18x
Total pro forma debt	$15.3		54%		3.14x	3.39x
Founding shareholder equity	$3.7	D				
Southeastern AM equity	$1.8					
New cash equity	$7.5					
Total equity	$13.0		46%			
Total capitalization	$28.3					

Key commentary

- **A** Source of $8.5bn reflects estimated 1/31/13 cash balance of $14.0bn net of minimum cash of $5.5bn
- **B** New debt funding required
- **C** $5.9 billion of existing debt, with attractive cost of capital, do not contain change of control provisions, can remain in the pro forma capital structure. However, $600 million 2013 notes are refinanced prior to close to meet near-term liquidity requirements and maturities
- **D** Assumes rollover of founding shareholder and Southeastern AM equity
- **E** New cash equity from sponsors, LPs and/or other strategics

Note: Assumes transaction date of 1/31/13; Debt and cash as of 1/31/13; Amounts and structure are purely illustrative; Actual amounts and structure will depend on a variety of factors

[1] Purely illustrative

[2] EBITDA multiple based on FY2013 PF EBITDA of $4,880mm

[3] Includes LIBOR based interest rate and annual fees; blended cost also assumes incremental unused ABS is raised

DISCUSSION MATERIALS

DENALI 9 J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Leveraged buyout – illustrative paydown and returns analysis

3.1x leverage, 45%[1] premium ($13.52 / share) to current ($9.35 / share)

	Market – Low case (No inversion)	Consensus (No inversion)	9/21 management case (No inversion)	9/21 management case (Inversion)
FY13E-FY19E Revenue CAGR	*(0.6%)*	*1.9%*	*3.6%*	*3.6%*
FY16E Revenue	$55.9bn	$60.5bn	$66.6bn	$66.6bn
FY16E EBIT margin (FY13E of 7.6%)[3]	*6.6%*	*7.6%*	*8.5%*	*8.5%*
FY13E Adj. EBITDA[3,4]	$4.8	$4.9	$4.9	$4.9
FY16E Adj. EBITDA[3,4]	$4.2	$5.1	$6.1	$6.1
Tax rate (over 5 year period)	*33% flat*	*33% flat*	*33% to 21%*	*21%*
5-year IRR[2]	*(3.1%)*	*10.1%*	*18.0%*	*25.4%*
New debt	$10.0	$10.0	$10.0	$10.0
Total debt	$15.3	$15.3	$15.3	$15.3
Debt / FY13E EBITDA[3,4]	3.2x	3.1x	3.1x	3.1x
Debt / FY16E EBITDA[3,4]	3.1x	2.1x	1.5x	1.3x
Year in which new transaction debt is paid down	2024	2019	2017	2017
Cash equity check			$7.5	$4.7
Blended cost of debt			5%-6%	5%-6%

Note: Any potential cost synergies implied in achieving steady state EBIT margin; Assumes taxes of 33% while repatriating cash to pay-down debt; Amounts and structure are purely illustrative; Actual amounts and structure will depend on a variety of factors
[1] Purely illustrative
[2] Assumes exit multiple equals entry multiple
[3] Excludes stock-based compensation expense
[4] Excludes ABS interest expense

DISCUSSION MATERIALS
DENALI
10
J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Other strategic alternatives to potentially enhance shareholder value

		Benefits	Considerations
Enhanced Capital Distribution	Levered recap	+ Levered share buyback should support current stock price and drive **EPS accretion** (signal undervaluation) + **Ample firepower** at A- rating	- **Limits strategic / financial flexibility** going forward - **Low domestic cash flow** and **limited cash to pay interest**
	Dividend increase	+ Utilize **strong free cash flow** to **increase dividend** + **Dividend payers rewarded** in the market	- **Currently consumes ~100% of U.S. cash** - Signals **lack of attractive organic investment** opportunities - Payout higher than peers - **Diminishing marginal returns** with yields beyond 3.0-3.5%
Separation of EUC business		+ **Should remove revenue and margin volatility** and **improve financial stability** + Should eliminate long-term **secular pressure** from PC industry + Opportunity to focus investments on **higher growth / margin Enterprise business**	- **Loss of scale and intersegment synergies** - Potential **impact on** remaining segments, including **S&P, Services and DFS** - **Potentially diminished free cash flow and debt capacity**
Transformative acquisitions		+ **Grow Enterprise, Software, and Services** businesses in targeted areas + Opportunity to **improve growth and margin profile** + **Synergy potential** allows for incremental value creation	- **Actionability** of targets of scale at reasonable valuations - **Market not ascribing value for $11.5bn spent on acquisitions** since 2009 - Market reaction and **integration risk** - **Interloper risk** for key assets - **Limited U.S. cash** – currently $500mm[1]
Sale to strategic		+ Immediate **value creation** + **De-risks standalone** plan	- **Uncertainty in macro environment** - Transaction size likely a deterrent - **Strategic buyer** for the entire business **is unlikely**

[1] Represents FY13E U.S. cash balance per management guidance

DISCUSSION MATERIALS
DENALI
11
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Illustrative comparison of potential value creation alternatives

Implied Denali value per share

Status quo (Discounted equity value) LBO Enhanced capital distribution Separation of EUC Transformative acquisitions Sale to strategic

Recap

Dividend

$20.00

$18.00

$16.00

$14.00

$12.00

$10.00

$8.00

$6.00

Dividend increase

Subject to acquisition target

Dependent on suitor

$13.50

$9.75

$15.00

$13.50

$13.00

$11.75

$16.25

$15.00

$14.00

$12.75

$11.75

$9.75

$14.00

$12.50

52-week

high

(2/16/12):

$18.32

1-year

average:

$14.34

Current share price (10/11/12): $9.35

5.2-7.0x

FY14E P/E

12.5% cost of

equity

5-year IRR:

20% - 25%

5-year IRR w/ recaps: 20%-25%

$1.5bn - $3.5bn

Leveraged

recapitalization

Moderate

premium of

~1-2%

based on

S&P 500

precedents

Spin of EUC at 3.0x

FY14E / EBITDA

RemainCo: 6.0-7.0x

FY14E EV / EBITDA

- inversion

Source: Share price as of 10/11/12, 9/21 management case

Note: Values rounded to the nearest $0.25; Amounts and structure are purely illustrative; Actual amounts and structure will depend on a variety of factors

DISCUSSION MATERIALS

DENALI 12

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Separation of EUC business - certain key threshold issues

Determining the lines of separation

Scope and scale of potential dis-synergies

Viability of “EUC” as an attractive standalone entity and expected trading value vis-a-vis peers

Feasibility, complexity and timing to effect a carve-out

Dis-entanglement of existing agreements across current customers and products within enterprise businesses

Determining appropriate capital structure and appropriating corporate liabilities

Resolution of brand license and other IP issues

DISCUSSION MATERIALS

DENALI 13

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

Separation of EUC business – potential portfolio realignment with a separation of EUC

Denali today | **EUC separation scenario** | **Financial summary**


FY14E Revenue / EBIT
65% / 47%[1]
WholeCo
End-user computing
Software & peripherals
Enterprise solutions
Services
Software
SpinCo
End-user computing
Software & peripherals
(77% and 82% of total S&P revenue and EBIT, respectively)
Services – support and deployment
(~10% attach rate (33% of total Services))
FY14E Revenue / EBIT
35% / 53%[1]
RemainCo
Software & peripherals
(23% and 18% of total S&P revenue and EBIT, respectively)
Enterprise solutions
Services
Software

SpinCo

	FY13E	FY13-16E CAGR
Revenue	$38.5	*2.9%*
EBIT	$2.1	*(1.3%)*
% margin	*5.5%*	

RemainCo

	FY13E	FY13-16E CAGR
Revenue	$19.0	*9.1%*
EBIT	$1.3	*26.4%*
% margin	*7.0%*	

- Assumes ~$550mm in operating dis-synergies at RemainCo
- Need to fully assess feasibility of the separation
- Potentially multiple permutations in a separation of EUC and requires further diligence of lines of separation

[1] Pre dis-synergies

DISCUSSION MATERIALS

DENALI

14

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Separation of EUC business – assessment of potential value creation

Scenario	Impact on Denali					Pro forma Denali valuation (FY14E EV / EBITDA)	
FY14E EV / EBITDA	Value of EUC	Dis-synergies	PF debt	PF cash	Debt / FY13E EBITDA	6.0x	7.0x
1 Spin of EUC	▪ 1.5x SpinCo debt / FY13E EBITDA ▪ $2,000mm of cash at SpinCo ▪ SpinCo trades at 3.0x FY14E EV / EBITDA					$12.50	$13.56
3.0x	$7,089	($550)	$4,542	$10,243	2.9x	*33.7%*	*45.0%* (Premium to current)
			Implied break-even EV / FY14E EBITDA:			3.0x	
2 Spin-Merge of EUC with Lenovo[1]	▪ 1.5x SpinCo debt / FY13E EBITDA ▪ $550mm of synergies at Lenovo NewCo ▪ PF Lenovo NewCo leverage of 2.4x and $5,510mm dividend to Lenovo shareholders to meet Morris Trust requirements ▪ 3.5x PF Lenovo NewCo FY14E EV / EBITDA					$13.03	$14.08
3.0x	$7,089	($550)	$4,542	$12,243	2.9x	*39.3%*	*50.6%*
			Implied break-even EV / FY14E EBITDA:			2.5x	

Source: Management forecast, Wall Street research, FactSet
Note: Market data as of 10/11/12; Assumes transaction date of 10/11/12, assumes WholeCo current debt of $8,347mm and cash of $12,243mm; Amounts and structure are purely illustrative; Actual amounts and structure will depend on a variety of factors
[1] Lenovo is for illustrative purposes only

DISCUSSION MATERIALS
DENALI
15
J.P.Morgan